                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        TRIPLE-S MANAGEMENT CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

To the Shareholders of Triple-S Management Corporation:

In accordance with Articles 5-1 and 5-3 of the By-Laws of Triple-S Management Corporation, the Board of Directors hereby notifies you of the Meeting of Shareholders to be held on Sunday, April 24, 2005 at 9:00 am in the Ponce de Leon Rooms A, B and, C of the Condado Plaza Hotel, in order to consider the matters indicated in the Notice and more fully described in Proxy Statement sent to the Shareholders.

The Board of Directors has set March 15, 2005 as the record date to determine the Shareholders with the right to be notified of, and to vote at, the Meeting.

The Shareholder may issue a Form of Proxy in favor of the Board of Directors and send it via facsimile (fax) to (787) 749-4091 or 749-4023 or by mail to the Office of the Secretary of the Board of Directors, Triple-S Management Corporation, PO Box 363628, San Juan, PR 00936-3628.

The Shareholders may register their Proxies personally at the Office of the Secretary of the Board of Directors of Triple-S Management Corporation, located in the sixth floor of the Triple-S's principal building in F.D. Roosevelt
Ave. #1441, San Juan, Puerto Rico, at any time before the day of the Meeting of Shareholders during regular business hours.

In addition, the Shareholders may personally register their Proxies in the Panama Saloon of the Condado Plaza Hotel, San Juan, Puerto Rico, on Saturday, April 23, 2005, from one in the afternoon (1:00 pm) until five in the afternoon (5:00 pm).

Those Shareholders that have not registered their Proxies prior to the day of the Annual Meeting may register them on Sunday, April 24, 2005, from seven thirty in the morning (7:30 am) until the Register of Proxies is closed.

By order of the Board of Directors, on April 24, 2005, in San Juan, Puerto Rico.




Dr. Fernando J. Ysern Borras                 Dr. Jesus R. Sanchez Colon
Chairman of the Board of Directors           Secretary of the Board of Directors